UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2015

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2015, CSX Corporation (the “Company”) appointed Oscar Munoz as President and Chief Operating Officer of the Company, effective immediately.

Prior to this appointment and since 2012, Mr. Munoz, age 56, served as Executive Vice President and Chief Operating Officer of CSX Transportation. Mr. Munoz joined the Company in 2003 and served as the Company’s Executive Vice President and Chief Financial Officer from 2003 to 2012.

Mr. Munoz assumes the role of President from Michael J. Ward, who will continue to serve as the Company’s Chairman and Chief Executive Officer.

The Compensation Committee of the Board has determined that Mr. Munoz’s compensation as President and Chief Operating Officer, effective February 11, 2015, will include an annual base salary of $850,000 for 2015 and a short-term incentive opportunity equal to 105% of his annual base salary. With respect to the 2015-2017 performance cycle of the CSX long-term incentive plan, Mr. Munoz will be eligible to receive long-term equity incentive awards in the form of performance units and restricted stock units with a targeted value of $4.0 million. With respect to the 2013-2015 and 2014-2016 performance cycles of the CSX long-term incentive plan (the “Plans”), Mr. Munoz will be eligible to receive a pro-rated number of performance units based on his service as President and Chief Operating Officer during the remaining months of each performance cycle in accordance with the Plans. Such long-term equity incentive awards will be payable, if conditions are met, in the form of shares of Company common stock.

There is no arrangement or understanding between Mr. Munoz and any other person pursuant to which he was appointed President of the Company, there is no family relationship between Mr. Munoz and any director or executive officer of the Company and Mr. Munoz is not a party to any transaction in which the Company is a participant.

Item 8.01.	Other Events.

On February 11, 2015, the Company also appointed Cindy M. Sanborn, age 50, as Executive Vice President – Operations, effective immediately. Prior to this appointment, Ms. Sanborn was Vice President and Chief Transportation Officer and previously served as Vice President of Northern Region operations.

A copy of the Company’s press release announcing the matters reported under Item 5.02 and this Item 8.01 is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in Item 5.02 and this Item 8.01 by reference.

Item 9.01.	Exhibits.

(d) The following exhibit is being furnished herewith:

99.1	Press Release of CSX Corporation, dated February 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSX CORPORATION

By:	/s/ Ellen M. Fitzsimmons
Name:	Ellen M. Fitzsimmons
Title:	Executive Vice President, Law and Public Affairs, General Counsel and Corporate Secretary

DATE: February 11, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of CSX Corporation, dated February 11, 2015.